FS-2: E.ON AG Consolidated Financial Statements As of September 30, 2001

                                                   Interim Report III/2001

E.ON AG
Interim Consolidated Financial Statements

   E.ON AG and Subsidiaries Consolidated Statements of Income
   ------------------------------------------------------------------------------------------------------------
                                                                     Third quarter             Nine months
   (euro)in millions                                                        pro forma                pro forma
                                                                    2001         2000        2001         2000
                                                              -------------------------------------------------
   Sales                                                          20,183       23,415      64,298       69,197
   ------------------------------------------------------------------------------------------------------------
   Petroleum and electricity taxes                                -2,443       -2,435      -7,168       -7,235
   ------------------------------------------------------------------------------------------------------------
   Sales, net of petroleum and electricity taxes                  17,740       20,980      57,130       61,962
   ------------------------------------------------------------------------------------------------------------
   Costs of goods sold and services provided                     -14,669      -17,121     -47,591      -51,181
   ------------------------------------------------------------------------------------------------------------
   Gross profit from sales                                         3,071        3,859       9,539       10,781
   ------------------------------------------------------------------------------------------------------------
   Selling expenses                                               -1,736       -1,639      -5,141       -4,981
   ------------------------------------------------------------------------------------------------------------
   General and administrative expenses                              -679         -831      -2,064       -2,347
   ------------------------------------------------------------------------------------------------------------
   Other operating income/expenses                                   103         -296         128        3,846
   ------------------------------------------------------------------------------------------------------------
   Financial earnings, net                                           142         -198         564         -373
   ------------------------------------------------------------------------------------------------------------
   Results from ordinary business activities                         901          895       3,026        6,926
   ------------------------------------------------------------------------------------------------------------
   Income taxes                                                      -73         -425        -926       -2,994
   ------------------------------------------------------------------------------------------------------------
   Minority interests                                                -77          -50        -245         -338
   ------------------------------------------------------------------------------------------------------------
   Results from ongoing operations                                   751          420       1,855        3,594
   ------------------------------------------------------------------------------------------------------------
   Loss from discontinued operations                                -554           -1        -827           -5
   ------------------------------------------------------------------------------------------------------------
   Adjustments stemming from first-time application of SFAS            -            -          -2            -
   133, after taxes
   ------------------------------------------------------------------------------------------------------------
   Group net income                                                  197          419       1,026        3,589
   ------------------------------------------------------------------------------------------------------------
   Earnings per share (in (a))
   ------------------------------------------------------------------------------------------------------------
           from ongoing operations                                  1.13         0.58        2.74         4.94
   ------------------------------------------------------------------------------------------------------------
           from discontinued operations                            -0.82            -       -1.22        -0.01


   E.ON AG and Subsidiaries Consolidated Balance Sheet
   (euro)in millions                                                    Sep. 30, 2001            Dec. 31, 2000
   ------------------------------------------------------------------------------------------------------------
   Assets
   ------------------------------------------------------------------------------------------------------------
   Intangible assets                                                           10,978                    9,714
   ------------------------------------------------------------------------------------------------------------
   Property, plant, and equipment                                              33,179                   28,844
   ------------------------------------------------------------------------------------------------------------
   Financial assets                                                            14,936                   24,782
   ------------------------------------------------------------------------------------------------------------
   Fixed assets                                                                59,093                   63,340
   ------------------------------------------------------------------------------------------------------------
   Inventories                                                                  6,955                    7,166
   ------------------------------------------------------------------------------------------------------------
   Receivables, trade                                                          11,804                   11,297
   ------------------------------------------------------------------------------------------------------------
   Other receivables and assets                                                12,546                   13,443
   ------------------------------------------------------------------------------------------------------------
   Businesses held for sale                                                         -                      989
   ------------------------------------------------------------------------------------------------------------
   Liquid funds                                                                14,205                    8,501
   ------------------------------------------------------------------------------------------------------------
   Non-fixed assets                                                            45,510                   41,396
   ------------------------------------------------------------------------------------------------------------
   Deferred taxes                                                                 777                    1,074
   ------------------------------------------------------------------------------------------------------------
   Prepaid expenses                                                               508                      405
   ------------------------------------------------------------------------------------------------------------
   Total assets                                                               105,888                  106,215


   Liabilities and stockholders' equity
   ------------------------------------------------------------------------------------------------------------
   Stockholders' equity                                                        23,171                   28,033
   ------------------------------------------------------------------------------------------------------------
   Minority interests                                                           6,399                    5,123
   ------------------------------------------------------------------------------------------------------------
   Provisions for pensions                                                      8,981                    8,736
   ------------------------------------------------------------------------------------------------------------
   Other provisions                                                            25,185                   24,799
   ------------------------------------------------------------------------------------------------------------
   Accrued liabilities                                                         34,166                   33,535
   ------------------------------------------------------------------------------------------------------------
   Financial liabilities                                                       14,124                   14,047
   ------------------------------------------------------------------------------------------------------------
   Other liabilities                                                           24,093                   21,873
   ------------------------------------------------------------------------------------------------------------
   Liabilities                                                                 38,217                   35,920
   ------------------------------------------------------------------------------------------------------------
   Deferred taxes                                                               3,071                    2,720
   ------------------------------------------------------------------------------------------------------------
   Deferred income                                                                864                      884
   ------------------------------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity                                 105,888                  106,215


Interim Report 111/201

Interim Consolidated Financial Statemens


   E.ON AG and Subsidiaries Consolidated Statements of Cash Flow
   ------------------------------------------------------------------------------------------------------------
   Nine months                                                                            2001  pro forma 2000
   (euro)in millions
   ------------------------------------------------------------------------------------------------------------
   Net income                                                                            1,026           3,589
   ------------------------------------------------------------------------------------------------------------
   Minority interests                                                                      245             338
   ------------------------------------------------------------------------------------------------------------
   Adjustments to reconcile net income to cash flow from operations
   ------------------------------------------------------------------------------------------------------------
        Losses from discontinued operations                                                827               5
   ------------------------------------------------------------------------------------------------------------
        Depreciation and amortization                                                    3,257           3,549
   ------------------------------------------------------------------------------------------------------------
        Changes in deferred taxes                                                         -560            -198
   ------------------------------------------------------------------------------------------------------------
        Changes in provisions                                                              485             119
   ------------------------------------------------------------------------------------------------------------
        Other non-cash items                                                              -566             266
   ------------------------------------------------------------------------------------------------------------
        Gains from disposition of fixed assets                                            -618          -4,780
   ------------------------------------------------------------------------------------------------------------
   Changes in operating assets and liabilities                                            -697             292
   ------------------------------------------------------------------------------------------------------------
   Cash provided by (used for) operating activities                                      3,399           3,180
   ------------------------------------------------------------------------------------------------------------
   Proceeds from disposition of:
   ------------------------------------------------------------------------------------------------------------
         Financial assets                                                               15,328           2,613
   ------------------------------------------------------------------------------------------------------------
         Intangible assets and fixed assets                                                435             906
   ------------------------------------------------------------------------------------------------------------
   Purchase of:
   ------------------------------------------------------------------------------------------------------------
          Financial assets                                                              -3,982          -4,446
   ------------------------------------------------------------------------------------------------------------
          Intangible assets and fixed assets                                            -2,671          -2,932
   ------------------------------------------------------------------------------------------------------------
   Changes in securities (> 3 months)                                                   -1,092          -2,961
   ------------------------------------------------------------------------------------------------------------
   Cash provided by (used for) investing activities                                      8,018          -6,820
   ------------------------------------------------------------------------------------------------------------
   Payments to acquire E.ON AG shares                                                   -2,948              -2
   ------------------------------------------------------------------------------------------------------------
   Payment of cash dividends to:
   ------------------------------------------------------------------------------------------------------------
            Shareholders of E.ON AG                                                       -954            -849
   ------------------------------------------------------------------------------------------------------------
            Minority interests                                                            -266             -82
   ------------------------------------------------------------------------------------------------------------
   Changes in financial liabilities                                                     -3,022           3,845
   ------------------------------------------------------------------------------------------------------------
   Cash provided by (used for) financing activities                                     -7,190           2,912
   ------------------------------------------------------------------------------------------------------------
   Net increase (decrease) in cash and cash equivalents (<3 months)                      4,227            -728
   ------------------------------------------------------------------------------------------------------------
   Effect of foreign exchange rates on cash and cash equivalents (< 3 months)               -6              14
   ------------------------------------------------------------------------------------------------------------
              Liquid funds at beginning of period (< 3  months)                          1,206           1,166
   ------------------------------------------------------------------------------------------------------------
              Liquid funds from discontinued operations at beginning                      -102            -132
             of period (< 3 months)
   ------------------------------------------------------------------------------------------------------------
   Liquid funds from ongoing operations at beginning of period (< 3 months)              1,104           1,034
   ------------------------------------------------------------------------------------------------------------
   Liquid funds at end of period (> 3 months)                                            5,325             320
   Securities at end of period, other than trading (> 3 months)                          8,880           6,640
   ------------------------------------------------------------------------------------------------------------
   Liquid funds as shown on the balance sheet                                           14,205           6,960


Earnings per share

   Earnings per share

                                                             -------------------------- -------------------------
                                                                   Third quarter              Nine months
                                                                             pro forma                 pro forma

   (euro)in millions (unless otherwise stated)                       2001         2000         2001         2000
   ------------------------------------------------------------------------------------------------------------
   Results from ongoing operations                                    751          420        1,855        3,594
   ------------------------------------------------------------------------------------------------------------
   Loss from discontinued operations                                 -554           -1         -827           -5
   ------------------------------------------------------------------------------------------------------------
   Net income                                                         197          419        1,026        3,589
   ------------------------------------------------------------------------------------------------------------
   Number of outstanding shares (weighted average) 1,000          670,120      728,048      677,743      728,048
   shares
   ------------------------------------------------------------------------------------------------------------
   Earnings per share in(euro)
         from ongoing operations                                     1.13         0.58         2.74         4.94
   ------------------------------------------------------------------------------------------------------------
         from discontinued operations                               -0.82            -        -1.22        -0.01


Notes. During the third quarter of 2001, we purchased roughly 9.4 million E.ON shares as part of the share buyback program approved by E.ON AG's Supervisory Board on September 22, 2000. This authorization was extended to October 31, 2002, at E.ON's Annual Shareholders' Meeting. As of September 30, 2001, we had repurchased a total of about 65.9 million. E.ON shares amounting to around 8.6 percent of the Company's capital stock.

In late October we completed our share buyback program. E.ON repurchased a total of roughly 76.3 million of its own shares. This equals 10 percent of the Company's capital stock. Around (euro)4.5 billion was expended on the program. Plans call for most repurchased shares to be cancelled. A small part of repurchased shares will be used to cover E.ON's stock option program. When options are exercised, these shares will be sold on-market. E.ON's Supervisory Board will decide in December 2001 on this plan for using repurchased shares.

     The first three quarters of 2001 saw the following changes to E.ON's scope of consolidation:

o In order to comply with the commitments made during the VEBA-VIAG merger control process, E.ON Energie reached an asset-swap agreement with Hamburgische Electricitats-Werke (HEW). E.ON Energie transferred its 49 percent stake in Bewag, the Berlin-based energy utility, to HEW. In return, E.ON Energie received a 61.9 percent interest in HGW and a cash payment. HGW is fully consolidated as of June 1, 2001.

o On February 1, 2001, E.ON Energie acquired additional shares in Sydkraft, the Malmo-based utility, from four Swedish municipalities. This increased E.ON Energie's shareholding to a total of 29.4 percent of Sydkraft's capital stock and 42.8 percent of the Swedish utility's voting rights. On February 21, 2001, E.ON Energie tendered Sydkraft's minority shareholders a takeover offer with a deadline of the end of April. E.ON Energie now holds
     60.7 percent of Sydkraft's capital stock and 65.8 percent of its voting rights. Sydkraft is fully consolidated as of May 1, 2001.

o On January 15, 2001, Degussa tendered a cash offer of (pound)6.97 per share to the stockholder of Laporte, the U.K.-based specialty chemicals enterprise. By the end of June 2001, Degussa had acquired 100 percent of Laporte's capital stock. Laporte is fully consolidated as of April 1, 2001.

o On January 16, 2001, E.ON exercised the put option to sell its 45 percent interest in VIAG Interkom. E.ON had reached the option agreement with the British Telecom in August 2000. Beginning February 19, 2001, VIAG Interkom is no longer included in E.ON's Consolidated Financial Statements.

o To enhance the transparency of segment earnings, interest income stemming from the disposal of E-Plus, Cablecom Orange Communications, and VIAG Interkom is reported under E.ON AG/other/consolidation. The figures for the year-earlier period were adjusted accordingly.

o In 2001 our Distribution/Logistics Division comprises just Stinnes (logistics services) and Klockner & Co (metals trading). We sold our electronics operations in the fall of 2000 to a consortium of European and American buyers. In mid-October we completed the sale of Klockner & Co to London-based Balli Group. As of this date, Klockner & Co is no longer included in E.ON's Consolidated Financial Statements.

     The prior year's figures are pro forma and were calculated on a like-for-like basis. Additional, actual figures for 2000 are not provided.

     On September 30, we reached an agreement with TPG, a financial investor, on the sale of our silicon wafer operations. Under U.S. GAAP, MEMC's results must be shown separately- net of taxes and minority interests-under "Discontinued operations" in E.ON's Consolidated Statements of Income. The MEMC component of Group sales, internal operating profit, and results from ordinary operating activities has been eliminated from the figures for both 2000 and 2001.

     The Interim Consolidated Financial Statements were reviewed by our independent accountant, PwC Deutsche Revision AG Wirtschaftsprufngsgesellschaft, Dusseldorf.